EXHIBIT 10.4
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                              Dated: August 6, 1999







                    (1) WISCONSIN CENTRAL INTERNATIONAL, INC.

                                       AND

                            (2) EDWARD A. BURKHARDT,
                                  an individual





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                    DEED RELATING TO THE SALE AND PURCHASE OF
                     SHARES AND OPTIONS IN ENGLISH WELSH AND
                        SCOTTISH RAILWAY HOLDINGS LIMITED
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THIS DEED is made on August 6, 1999.

BETWEEN:

(1) WISCONSIN CENTRAL INTERNATIONAL, INC., a Delaware corporation whose principal place of business is at One O'Hare Centre, Rosemont, Illinois 60018, USA ("WCI" or "Transferee"); and

(2)      EDWARD A. BURKHARDT, an individual ("Burkhardt" or "Seller").


WHEREAS:

(A) Seller owns 200,000 ordinary shares in English Welsh & Scottish Railway Holdings Limited ("EWS") and Directors Share Options to acquire an additional 100,000 ordinary shares in EWS (together the "Burkhardt EWS Shares"); and

(B) Seller has agreed to sell and Transferee has agreed to buy and pay for the Burkhardt EWS Shares on the terms set forth in this Deed.


THIS DEED WITNESSES as follows:


1.       INTERPRETATION

1.1      In this Deed:

         "Burkhardt EWS Shares" has the meaning given in Recital (A);

         "Completion" means completion of the sale and purchase of the Burkhardt EWS Shares in accordance with the provisions of this Deed;

         "Directors Share Options" means the options granted to Burkhardt to acquire 100,000 ordinary shares in EWS for (pound)1.00 per share;

         "Encumbrance" means a mortgage, charge, pledge, lien, option, restriction, right of preemption, third party right or interest, any other encumbrance or security interest of any kind, and any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect (but excluding the Shareholder Agreement among certain shareholders of EWS).

1.2 In this Deed a reference to a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause, paragraph or schedule to this Deed.

1.3 The headings in this Deed shall not affect the interpretation of this Deed.

2.       TRANSFER OF SHARES

2.1      In accordance with and subject to the terms of this Deed, Seller:

                  2.1.1 agrees to transfer to WCI the 200,000 shares in EWS included in the Burkhardt EWS Shares; and

                  2.1.2 agrees to assign to WCI (subject to the consent of EWS to be obtained by WCI) the Directors Share Options included in the Burkhardt EWS Shares representing the right to acquire 100,000 shares in EWS.


3.       SALE AND PURCHASE

3.1 In accordance with and subject to the terms of this Deed, Burkhardt agrees to sell and WCI agrees to buy the Burkhardt EWS Shares and each right attaching thereto at or after the date of this Deed on the following basis:

         3.1.1 200,000 Burkhardt EWS Shares free from any Encumbrance for a price of $4.788586 per share and an aggregate price of $957,717.20;

         3.1.2 (subject to EWS's consent) an assignment of the Directors Share Options included in the Burkhardt EWS Shares representing the right to acquire 100,000 shares in EWS, free from any Encumbrance for a price of $2.3397 per option and an aggregate price of $233,970.00.

3.2 The total purchase price to be paid to Burkhardt by WCI for the Burkhardt EWS Shares referred to in Clause 3.1 of this Deed is $1,191,687.20.

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4.       COMPLETION

4.1 Completion shall take place at the offices of WCI on the signing of this Deed.

4.2 At Completion Burkhardt shall deliver to WCI duly executed transfers in respect of the 200,000 Burkhardt EWS Shares and the share certificate for such shares and an assignment of the Director Share Options granting WCI the right to acquire 100,000 shares in EWS for (pound)1.00 per share by giving notice of exercise directly to EWS.

4.3 At Completion WCI shall pay the amount stated in Clause 3.2 of this Deed to Burkhardt or as Burkhardt directs by wire transfer of immediately available funds.

5.       FURTHER ASSURANCE; REPRESENTATIONS AND WARRANTIES; CONSENTS

5.1 Seller shall do and execute, or procure to be done and executed, all acts, deeds, documents and things as may be reasonably requested of him by the Transferee to give effect to this Deed.

5.2      Seller represents and warrants to Transferee that:

                  5.2.1 He is the legal and beneficial owner of all rights in and to the Burkhardt EWS Shares, free and clear of any Encumbrance, and, in the case of shares covered by Directors Share Options, subject to exercise of such Directors Share Options;

                  5.2.2 The transfer of legal and beneficial ownership of the Burkhardt EWS shares to Transferee pursuant to this Deed is rightful and does not violate any law, regulation or agreement applicable to Burkhardt; and

                  5.2.3 Upon Completion the Transferee will be the sole legal and beneficial owner of the Burkhardt EWS Shares subject in the case of shares covered by Directors Share Options, to exercise by the Transferee of the Directors Share Options.


6.       COSTS

         Each party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this Deed and of each document referred to in it.


7.       PARTIAL INVALIDITY, ILLEGALITY OR UNENFORCEABILITY

         The invalidity, illegality or unenforceability of any provision of this Deed shall not affect the continuation in force of the remainder of this Deed.


8.       EXCLUSION OF IMPLIED RELATIONSHIPS

         Nothing in this Deed shall be deemed or construed to constitute any party a partner, agent or representative of any other party and no party shall have the authority to act for, or to incur any obligation on behalf of, any other party.


9.       NOTICES

9.1 A notice or other communication under or in connection with this Deed shall be in writing and shall be delivered personally or sent by first class post prepaid recorded delivery (or air mail if overseas) or by telex, or by fax, to the party due to receive the notice or communication, at its address set out in this Deed or another address specified by that party by written notice to the other.
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9.2      In the  absence  of  evidence  of  earlier  receipt,  a notice or other communication under or in connection with this Deed is deemed given:

         9.2.1 if delivered personally, when left at the address referred to in Clause 9.1 of this Deed;

         9.2.2    if sent by mail, two days after posting it;

         9.2.3    if sent by air mail, six days after posting it;

         9.2.4    if sent by telex, when the proper answer-back is received; and

         9.2.5    if sent by fax, on completion of its transmission.


10.      NO RELIANCE

         Each of the parties to this Deed is a beneficial holder of shares in EWS, and each party has made its own determination to effect the transactions contemplated by this Deed without reliance on any statements or representations, express or implied, of any party, other than the express representations and warranties in this Deed.


11.      GOVERNING LAW

         This Deed is governed by, and shall be construed in accordance with, the law of Illinois and each party submits to the non-exclusive jurisdiction of the courts of Illinois.


12.      COUNTERPARTS

         This Deed may be executed in any number of counterparts each of which when executed and delivered shall be deemed an original, but all the counterparts together shall constitute the same document.


13.      DELIVERY

         This Deed is delivered on the date written at the start of this Deed.


EXECUTED by the parties as a deed


Executed as a deed by


--------------------------------
EDWARD A. BURKHARDT


Executed as a deed by WISCONSIN CENTRAL INTERNATIONAL, INC.

By___________________________
Title: